      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2000
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------
                             PEREGRINE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                                          95-3773312
                                          12670 HIGH BLUFF DRIVE
                                       SAN DIEGO, CALIFORNIA 92130
                                              (858) 481-5000
  (State or other jurisdiction of                                               (IRS Employer
   incorporation or organization)                                          Identification Number)



               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                             1994 STOCK OPTION PLAN
                           (Full title of the plan(s))

                               -----------------

                                RICHARD T. NELSON
                          VICE PRESIDENT AND SECRETARY
                             PEREGRINE SYSTEMS, INC.
                             12670 HIGH BLUFF DRIVE
                               SAN DIEGO, CA 92130
                                 (858) 481-5000
(Name, address, and telephone number, including area code, of agent for service)

                               -----------------

                                    Copy to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                                                CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                        PROPOSED         PROPOSED
                    TITLE OF                           MAXIMUM          MAXIMUM          MAXIMUM
                   SECURITIES                          AMOUNT           OFFERING        AGGREGATE        AMOUNT OF
                     TO BE                              TO BE          PRICE PER         OFFERING       REGISTRATION
                   REGISTERED                      REGISTERED (1)      SHARE (2)          PRICE             FEE
------------------------------------------------- ------------------ --------------- ----------------- ---------------
Common Stock, $0.001 par value
   To be issued under the 1994 Stock Option Plan  4,201,034 shares       $53.66      $225,427,484.44     $59,512.86
----------------------------------------------------------------------------------------------------------------------
         TOTAL                                    4,201,034 SHARES       $53.66      $225,427,484.44     $59,512.86
======================================================================================================================



(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $53.66 per share covering the authorized but unissued shares under the Company's 1994 Stock Option Plan being registered hereunder. The estimated exercise price of $53.66 per share was computed in accordance with Rule 457 by averaging the high and low bid prices of shares of Common Stock of the Company as reported in the Nasdaq National Market on February 29, 2000.

         The contents of the Registrant's Registration Statements on Form S-8/S-3 as filed with the Commission on October 3, 1997 (File No. 333-37105), on January 22, 1998 (File No. 333-44699), on October 9, 1998 (File No. 333-65541)
and on August 3, 1999 (File No. 333-84355) (the "Prior Form S-8s") are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such Prior Form S-8s.

         The Company is registering 4,201,034 shares of its Common Stock under this Registration Statement all of which are reserved for issuance under the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"). Under the Prior Form S-8s, the Company registered 28,352,576 shares of its Common Stock that had been or were eligible to be issued under the 1994 Plan, as adjusted for the 2-for-1 stock splits effected in the form of dividends on February 12, 1999 and February 18, 2000.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.


                 Exhibit No.           Description
                 -----------           -----------
                    5.1                Opinion of Wilson Sonsini Goodrich & Rosati,
                                       Professional Corporation

                   10.3(a)*            1994 Stock Option Plan, as amended through July 1998

                   10.3(b)*            1995 Stock Option Plan for French Employees
                                       (a supplement to the 1994 Stock Option Plan)

                   23.1                Consent of Arthur Andersen, LLP, Independent
                                       Public Accountants (relating to financial
                                       statements of Peregrine Systems, Inc.)

                   23.3                Consent of Counsel (included in Exhibit 5.1)

                   24.1                Power of Attorney (See page 4)


     * Incorporated by reference to the Company's Registration Statement on Form S-8 filed October 9, 1998, as amended (File No. 333-65541).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 3rd day of March 2000.



                                 PEREGRINE SYSTEMS, INC.

                                 By:  /s/ DAVID A. FARLEY
                                      ------------------------------------------
                                      David A. Farley
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Farley and Richard T. Nelson, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                   TITLE                                  DATE
                ---------                                   -----                                  ----
/s/ STEPHEN P. GARDNER                     President and Chief Executive Officer               March 3, 2000
------------------------------------       (Principal Executive Officer) and Director
    Stephen P. Gardner


/s/ DAVID A. FARLEY                        Senior Vice President, Finance and                  March 3, 2000
------------------------------------       Administration and Chief Financial Officer
    David A. Farley                        (Principal  Financial Officer) and Director


/s/ JOHN J. MOORES                         Chairman of the Board of Directors                  March 3, 2000
------------------------------------
    John J. Moores


/s/ CHRISTOPHER A. COLE                    Director                                            March 3, 2000
---------------------------
    Christopher A. Cole


/s/ RICHARD A. HOSLEY, II                  Director                                            March 3, 2000
---------------------------
    Richard A. Hosley, II


/s/ CHARLES E. NOELL, III                  Director                                            March 3, 2000
---------------------------
    Charles E. Noell, III


/s/ NORRIS VAN DEN BERG                    Director                                            March 3, 2000
---------------------------
    Norris Van Den Berg


/s/ THOMAS G. WATROUS, SR.                 Director                                            March 3, 2000
---------------------------
    Thomas G. Watrous, Sr.


/s/ MATTHEW GLESS                          Principal Accounting Officer                        March 3, 2000
---------------------------
    Matthew Gless




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